Exhibit (h)(i)(A)
                               AMENDED SCHEDULE A
                             Dated November 30, 2002
  to the Amended and Restated Transfer Agency and Accounting Services Agreement


I. Funds

---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Government Money Market Fund                   Fifth Third Institutional Government Money Market Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Prime Money Market Fund                        Fifth Third Institutional Money Market Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Municipal Money Market Fund                    Fifth Third Michigan Municipal Money Market Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third U.S. Treasury Money Market Fund                Fifth Third Ohio Tax Exempt Money Market Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Quality Growth Fund                            Fifth Third International GDP Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Disciplined Large Cap Value Fund               Fifth Third Small Cap Growth Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Mid Cap Growth Fund                            Fifth Third Large Cap Core Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Technology Fund                                Fifth Third Short Term Bond Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Intermediate Bond Fund                         Fifth Third Michigan Municipal Bond Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Bond Fund                                      Fifth Third Municipal Bond Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third U.S. Government Bond Fund                      Fifth Third LifeModel Conservative FundSM
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Moderately Conservative FundSM
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderate FundSM
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Strategic Income Fund                          Fifth Third LifeModel Moderately Aggressive FundSM
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Aggressive FundSM
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Worldwide Fund                                 Fifth Third Small Cap Value Fund
---------------------------------------------------------- -----------------------------------------------------------
Fifth Third Micro Cap Value Fund                           Fifth Third International Equity Fund
---------------------------------------------------------- -----------------------------------------------------------



II. Compensation

(a)  Transfer Agency Fees

     (1)  0.0225 percent of average daily net assets per annum.

                  There shall be an anuual fee of $7,500 per additional Class of shares per Fund. There shall also be fees of $18 per account per year for all accounts maintained by either the Transfer Agent or by BISYS Fund Services Ohio, Inc. when acting as (and compensated by the Transfer Agent for services as) Sub-Transfer Agent under this agreement.

(b) Fund Accounting Fees (Per Fund Per Year)

     (1)  All Funds Except International Equity Fund


------------------------------------------------- --------------------------
Assets                                            Fees
------------------------------------------------- --------------------------
Up to $500 million                                0.020%
------------------------------------------------- --------------------------
Over $500 million and up to $1 billion            0.015%
------------------------------------------------- --------------------------
Over $1 billion                                   0.010%
------------------------------------------------- --------------------------

There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

     (2)  International Equity Fund

     0.050% of Fund assets, with a minimum fee of $50,000 per year.

          In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.

                                    FIFTH THIRD FUNDS

                                    By:      /s/ Jeffrey C. Cusick
                                        ---------------------------------------
                                    Title: President


                                    FIFTH THIRD BANK

                                    By:      /s/ Richard B. Ille
                                        ---------------------------------------
                                    Title: Vice President


                                      -3-